Exhibit 4.1
EXECUTION VERSION
CAPITAL SENIOR LIVING CORPORATION
AND
MELLON INVESTOR SERVICES LLC, as Rights Agent
RIGHTS AGREEMENT
dated as of
February 25, 2010

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TABLE OF CONTENTS

Section 33.	Descriptive Headings; References; Calculation of Time Periods	43

Section 34.	Counterparts	43

Exhibit A
Certificate of Designations for Series A Junior Participating Preferred Stock

Exhibit B
Form of Right Certificate
Form of Assignment
Form of Election to Purchase

Exhibit C
Summary of Rights to Purchase Preferred Stock

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RIGHTS AGREEMENT
This Rights Agreement, dated as of February 25, 2010 (this “Agreement”), is between Capital Senior Living Corporation, a Delaware corporation (the “Company”), and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), a New Jersey limited liability company (the “Rights Agent”).
WITNESSETH:
WHEREAS, on February 24, 2010, the Board of Directors of the Company (the “Board”) has authorized and declared a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock (as herein defined) outstanding as of the close of business (as herein defined) on March 8, 2010 (the “Record Date”) and has authorized the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock issued or delivered by the Company between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are herein defined) and under certain other circumstances, each Right representing the right to purchase one one-thousandth (1/1,000) of one share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit A upon the terms and subject to the conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
(a) “Acquiring Person” shall mean any Person (other than the Company or any Related Person) who or that together with all Affiliates and Associates of such Person, shall be or become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” solely as the result of an acquisition of Common Stock by the Company or any Related Person that, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by a Person, together with all Affiliates and Associates of such Person, to 20% or more of the shares of Common Stock then outstanding; provided, however, that if such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding by reason of share acquisitions by the Company and its Related Persons and shall, after such share acquisitions by the Company and its Related Persons, become the Beneficial Owner of any additional share or shares of Common Stock (other than by reason of a stock dividend or distribution of shares by the Company made on a pro rata basis to all holders of Common Stock or the issuance of shares by the Company pursuant to a stock split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person,” except as otherwise provided in the immediately following paragraph, unless upon consummation of the acquisition of such additional share or shares of Common Stock, such Person, together with all Affiliates and

Associates of such Person, does not beneficially own 20% or more of the shares of Common Stock then outstanding.
Notwithstanding the foregoing, if (i) (A) the Board determines in good faith that a Person who otherwise would be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), became the Beneficial Owner of 20% or more of shares of Common Stock then outstanding inadvertently (including, without limitation, because (1) such Person was unaware that it, together with all Affiliates and Associates of such Person, had become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or (2) such Person was aware of the extent of its (and its Affiliates’ and Associates’) Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, (B) such Person (and/or its Affiliates and Associates) promptly divests a sufficient number of shares of Common Stock so that such Person, together with all Affiliates and Associates of such Person, would no longer satisfy the conditions for being an “Acquiring Person” pursuant to the foregoing provisions of this Section 1(a), and (C) such determination by the Board is made and such divestment by such Person (and/or its Affiliates and Associates) is completed prior to the time when the first Right is distributed by the Rights Agent pursuant to Section 3(a), then such Person shall not be deemed to be an “Acquiring Person” or to have become an “Acquiring Person,” for all purposes of this Agreement (such that, for the avoidance of doubt, under such circumstances no Distribution Date shall occur, or be deemed to have occurred, as a result thereof and no adjustment pursuant to Section 11(a)(ii) or Section 13 shall be made in respect thereof); provided, however, that if such Person, after such determination and divestment, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding by reason of becoming the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed to be an “Acquiring Person” (unless a subsequent determination and divestment is made pursuant to this clause (i)); or (ii) as of the date of the first public announcement of the adoption of this Agreement, any Person, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, such Person (and any Affiliate or Associate of such Person) shall not be deemed to be or become an Acquiring Person unless and until such Person shall, after the first public announcement of the adoption of this Agreement, become the Beneficial Owner of one or more additional shares of Common Stock (other than by reason of a stock dividend or distribution of shares by the Company made on a pro rata basis to all holders of Common Stock or the issuance of shares by the Company pursuant to a stock split or subdivision of the outstanding Common Stock) unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person, together with all Affiliates and Associates of such Person, is not then the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding.
(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.
(c) “Agreement” shall have the meaning set forth in the preamble hereto.

(d) “Associate” when used to indicate a relationship with any Person, shall mean each, any and all of the following:
(i) any firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity of which such Person is an officer, member, or partner;
(ii) any firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity of which such Person is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; provided, however, that any such firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity shall not be an “Associate” of a Person if, and only for so long as, such Person (A) satisfies the criteria set forth in both Rule 13d-1(b)(1)(i) and Rule 13d-1(b)(1)(ii) of the General Rules and Regulations under the Exchange Act, (B) has reported Beneficial Ownership of the equity securities of such firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity on Schedule 13G under the Exchange Act and is not required to report its ownership of such equity securities on Schedule 13D under the Exchange Act, (C) is the Beneficial Owner of less than 20% of the shares of Common Stock then outstanding (including any such shares that are beneficially owned by such Person’s Affiliates and Associates after giving effect to this proviso) and (D) has not reported and is not required to report its ownership of Common Stock on Schedule 13D under the Exchange Act;
(iii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; or
(iv) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.
(e) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” and to have “Beneficial Ownership” of any securities:
(i) that such Person, or any of such Person’s Affiliates or Associates, beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;
(ii) that such Person, or any of such Person’s Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the satisfaction of other conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, warrants, options or other rights (in each case, other than upon the exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (1) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (2) securities that such Person has a right to acquire on the exercise of Rights at any time prior to the time that such Person becomes an Acquiring Person; or (B) the right to vote pursuant to any agreement, arrangement or understanding, written or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or
(iii) that are beneficially owned, directly or indirectly, by any other Person (or any of such other Person’s Affiliates or Associates) with which such Person (or any of such Person’s Affiliates or Associates), has (A) any agreement, arrangement or understanding, written or otherwise, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to Section 1(e)(ii)(B)) or disposing of any securities of the Company) or (B) any agreement, arrangement or understanding (whether or not in writing) to cooperate in obtaining, changing or influencing the control of the Company;
provided, however, that (1) nothing in this Section 1(e) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until (x) the expiration of 40 calendar days after but not including the date of such acquisition, and then only if such securities continue to be owned by such Person at the expiration of such 40 calendar day period or (y) such later date as the Board may determine in any specific case; (2) no Person who is an officer, director or employee of the Company or a Related Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, or to “beneficially own,” any securities (including, without limitation, in a fiduciary capacity) beneficially owned by the Company, any Related Person or any other officer, director or employee of the Company or any Related Person; and (3) a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any securities held by such Person in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third Persons who are not Affiliates or Associates of such Person.
Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to beneficially own hereunder.
(f) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of Texas, Delaware, New Jersey or New York (or such other state in which the Rights Agent maintains its principal place of business) are authorized or obligated by law or executive order to close.
(g) “close of business” on any given date shall mean 5:00 p.m., Dallas, Texas time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Dallas, Texas time, on the next succeeding Business Day.

(h) “Common Stock” shall mean the common stock, par value $0.01 per share (or as such par value may be changed from time to time), of the Company.
(i) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii).
(j) “Company” shall have the meaning set forth in the preamble hereto.
(k) “current market price per share” shall have the meaning set forth in Section 11(d).
(l) “Current Value” shall have the meaning set forth in Section 11(a)(iii).
(m) “Definitive Acquisition Agreement” shall mean any agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Shock at a meeting of stockholders with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company.
(n) “Distribution Date” shall have the meaning set forth in Section 3(a).
(o) “equivalent preferred stock” shall have the meaning set forth in Section 11(b).
(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(q) “Exchange Ratio” shall have the meaning set forth in Section 24(a).
(r) “Final Expiration Date” shall mean the close of business on the earlier of (i) March 8, 2013 and (ii) March 8, 2011 if and only if Stockholder Approval has not been obtained on or prior to such date.
(s) “Independent Directors” shall mean members of the Board who are not officers, employees or Affiliates of the Company (or designees of such Affiliates).
(t) “invalidation time” shall have the meaning set forth in Section 11(a)(ii).
(u) “Outside Meeting Date” shall have the meaning set forth in Section 23(b).
(v) “Person” shall mean any individual, firm, corporation, limited liability company, partnership (general or limited), or other entity, and shall include any successor (by merger or otherwise) of such entity.
(w) “Preferred Stock” shall mean the Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designations of Series A Junior Participating Preferred Stock issued pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended, and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred

Stock of the Company authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock of the Company.
(x) “Principal Party” shall have the meaning set forth in Section 13(b).
(y) “Purchase Price” shall have the meaning set forth in Section 4.
(z) “Qualified Offer” shall mean an offer determined by a majority of the Independent Directors to have each of the following characteristics:
(i) a fully financed, all-cash tender offer, or an exchange offer offering shares of common stock of the offeror (or any subsidiary or Affiliate of the offeror), or a combination thereof, in each such case for all of the outstanding shares of Common Stock at the same per-share consideration;
(ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;
(iii) an offer whose per-share offer price exceeds the greatest of (A) the highest reported market price per share of the Common Stock during the 24 months immediately preceding the commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act), (B) the highest price per share of the Common Stock paid by the Person making the offer (or any of such Person’s Affiliates) during the 24 months immediately preceding the commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act) or prior to the expiration of the offer, (C) an amount that is 25% higher than the 12-month moving average per share price of the Common Stock (determined as of the Trading Day immediately preceding the date of commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act)), (D) an amount that is 25% higher than the closing price (as “closing price” is determined pursuant to Section 11(d)(i)) per share of the Common Stock on the Trading Day immediately preceding the commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act) and (E) if, at the time that the offer is commenced (within the meaning of Rule 14d-2(a) under the Exchange Act), any other offer that is a Qualified Offer has been commenced and remains open, the price per share of the Common Stock offered in such earlier Qualified Offer; provided, however, that, to the extent that an offer that includes common stock of the offeror or any subsidiary or Affiliate of the offeror, such per-share offer price of the offer will be determined by valuing such common stock of the offeror (or any subsidiary or Affiliate of thereof, as applicable) at the lowest reported market price for such common stock of the offeror (or any subsidiary or Affiliate of thereof, as applicable) during the five Trading Days immediately preceding and the five Trading Days immediately following the commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act);
(iv) an offer that, within 20 Business Days after but not including the commencement date of the offer (or within ten Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the stockholders of the Company is either unfair or inadequate;

(v) if the offer includes shares of common stock of the offeror or any subsidiary or Affiliate of the offeror, an offer pursuant to which (A) the offeror shall permit representatives of the Company (including a nationally recognized investment banking firm retained by the Board, legal counsel and an accounting firm designated by the Company) to have access to such offeror’s books, records, management, accountants, financial advisors, counsel and other appropriate outside advisors for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit the Board to evaluate the offer and make an informed decision and, if requested by the Board, to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board with respect to whether the consideration being offered to the stockholders of the Company is fair from a financial point of view to such stockholders and (B) within ten Business Days after such representatives of the Company (including a nationally-recognized investment banking firm retained by the Board and legal counsel and an accounting firm designated by the Company) shall have notified the Company and the offeror that it had completed such due diligence review to its satisfaction (or, following completion of such due diligence review, within ten Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board that the consideration being offered to the stockholders of the Company is either unfair or inadequate and such investment banking firm does not, after the expiration of such ten Business Day period, render an opinion to the Board that the consideration being offered to the stockholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have a material adverse effect on the value of the common stock of the offeror;
(vi) an offer that is subject to only the minimum tender condition described below in Section 1(z)(ix) and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or other outside advisors of the Company;
(vii) an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that the offer will remain open for at least 120 days and, if a Special Meeting is duly requested in accordance with Section 23(b), for at least ten Business Days after but not including the date of the Special Meeting or, if no Special Meeting is held within 90 days following receipt of the Special Meeting Notice in accordance with Section 23(b), for at least ten Business Days following such 90-day period;
(viii) an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that, in addition to the minimum time periods specified above in Section 1(z)(vii), the offer, if it is otherwise to expire prior thereto, will be extended for at least 20 Business Days after any increase in the consideration being offered or after any bona fide alternative offer is commenced within the meaning of Rule 14d-2(a) under the Exchange Act; provided, however, that such offer need not remain open, as a result of Section 1(z)(vii) and this Section 1(z)(viii), beyond (A) the time that any other offer satisfying the criteria for a Qualified Offer is then required to be kept open under such Section 1(z)(vii) and this Section 1(z)(viii) or (B) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e—1 under the Exchange Act, of any other tender offer for the Common Stock with respect to which the Board has agreed to redeem the Rights immediately prior to acceptance for payment of Common Stock thereunder (unless such other offer is terminated prior to its expiration without any Common Stock having been purchased thereunder) or (C) one Business Day after the stockholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections;
(ix) an offer that is conditioned on a minimum of at least two-thirds of the outstanding shares of the Common Stock not held by the Person making such offer (and such Person’s Affiliates and Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;
(x) an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;
(xi) an offer pursuant to which the Company and its stockholders have received an irrevocable, legally binding written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder;
(xii) an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, acting in such capacities, that (A) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) under the Exchange Act, (B) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (C) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and
(xiii) if the offer includes consideration consisting of shares of common stock of the offeror or any subsidiary or Affiliate of the offeror, (A) the stock portion of the consideration offered must consist solely of common stock of a Person that is a publicly owned or publicly traded United States corporation, (B) such common stock must be freely tradable and listed or admitted to trading on either the New York Stock Exchange or NASDAQ National Market System, (C) no stockholder approval of the issuer of such common stock is required to issue such common stock, or, if such approval is required, such approval has already been obtained, (D) no Person (including such Person’s Affiliates and Associates) beneficially owns 20% or more of the voting stock of the issuer or such common stock at the time of commencement of the offer or at any time during the term of the offer, (E) no other class of voting stock or other voting securities of the issuer of such common stock is outstanding and (F) the issuer of such common stock meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act, including the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of such offer.

For the purposes of Section 1(z)(i), “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (1) firm, unqualified, legally binding written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions (for the avoidance of doubt it being understood that a provision relating to the sharing with a financing source of any break-up or termination fee shall be considered customary), (2) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable, legally binding written commitment being provided by the offeror to the Board to maintain such availability until the offer is consummated or withdrawn or (3) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualified Offer in accordance with this Section 1(y), but subsequently ceases to be a Qualified Offer as a result of the failure at a later date of such offer to continue to satisfy any of the requirements of this Section 1(z), such offer shall cease to be a Qualified Offer and the provisions of Section 23(b) shall no longer be applicable to such offer, provided that the actual redemption of the Rights pursuant to Section 23(b) shall not have already occurred.
(aa) “Record Date” shall have the meaning set forth in the recitals hereof.
(bb) “Redemption Date” shall have the meaning set forth in Section 7(a).
(cc) “Redemption Price” shall have the meaning set forth in Section 23(a).
(dd) “Redemption Resolution” shall have the meaning set forth in Section 23(b).
(ee) “Related Person” shall mean (i) any subsidiary of the Company or (ii) any employee benefit plan of the Company or of any subsidiary of the Company, or (iii) any entity organized, appointed or established pursuant to the terms of any such plan.
(ff) “Right” shall have the meaning set forth in the recitals hereof.
(gg) “Right Certificates” shall mean certificates evidencing the Rights in substantially the form attached hereto as Exhibit B.
(hh) “Rights Agent” shall have the meaning set forth in the preamble hereto.
(ii) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii).
(jj) “Securities Act” shall mean the Securities Act of 1933, as amended.
(kk) “Security” shall have the meaning set forth in Section 11(d)(i).
(ll) “Senior Voting Stock” shall have the meaning set forth in Section 13(b).
(mm) “Share Acquisition Date” shall mean the first date of public announcement (by press release, filing made with the Securities and Exchange Commission or otherwise, which for purposes of this definition shall include, without limitation, a report filed pursuant to Section

13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become an “Acquiring Person” for purposes of this Agreement.
(nn) “Special Meeting” shall have the meaning set forth in Section 23(b).
(oo) “Special Meeting Notice” shall have the meaning set forth in Section 23(b).
(pp) “Special Meeting Period” shall have the meaning set forth in Section 23(b).
(qq) “Spread” shall have the meaning set forth in Section 11(a)(iii).
(rr) “Stockholder Approval” shall mean the approval of this Agreement by the affirmative vote of a majority of all the votes cast at a meeting of stockholders of the Company, duly held in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws (as each may be amended from time to time) and applicable law, at which a quorum is present.
(ss) “subsidiary” of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person or any other subsidiary of such Person.
(tt) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii).
(uu) “Summary of Rights” shall have the meaning set forth in Section 3(b).
(vv) “Trading Day” shall have the meaning set forth in Section 11(d).
Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may, from time to time, appoint such co-Rights Agents as it may deem necessary or desirable, upon ten calendar days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agents.
Section 3. Issue of Right Certificates.
(a) Until the earlier of (i) the close of business on the tenth calendar day after the Share Acquisition Date (or, if the tenth calendar day after the Share Acquisition Date occurs before the Record Date, the close of business on the Record Date) or (ii) the close of business on the tenth Business Day (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent to commence, by any Person (other than the Company or a Related Person), a tender or exchange offer the consummation of which would result in any Person (other than a Related Person) becoming an Acquiring Person (including any such date that is after the date of this Agreement and prior to the issuance of the Rights; the earlier of the dates in subsections (i) and (ii) hereof being herein referred to as the “Distribution Date”), (x) the

Rights will be evidenced by the certificates for the Common Stock registered in the names of the holders thereof (or, if the shares of Common Stock are uncertificated, by the registration of the associated shares of Common Stock on the stock transfer books of the Company) together with a copy of the Summary of Rights (as defined below) and not by separate Right Certificates, and the records holder of Common Stock represented by such certificates (or such registrations on the stock transfer books of the Company) shall be the record holders of the Rights represented thereby, (y) the Rights will be transferable only in connection with the transfer of the Common Stock and (z) the transfer of any shares of Common Stock in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such shares of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if so requested by written notice and provided with a stockholder list and all other relevant information that the Rights Agent may reasonably request, send), by first class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(i) or Section 11(n) hereof, at the time of the distribution of the Right Certificates, the Company may make necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates and the Rights will be transferable only separately from the transfer of shares of Common Stock. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.
(b) On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first class, postage-prepaid mail or other means used by the Company to deliver proxy statements to its stockholders, to each record holder of Common Stock as of the close of business on the Record Date at the address of such holder shown on the records of the Company.
(c) Rights shall be issued in respect of all shares of Common Stock issued or delivered by the Company (including, without limitation, upon disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, or in certain circumstances provided in Section 22, after the Distribution Date. Confirmation and account statements sent to holders of Common Stock that is uncertificated and registered in book-entry form or, in the case of certificated shares, certificates issued for Common Stock (including, without limitation, in each case, upon transfer of outstanding Common Stock, disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date

shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:
This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Capital Senior Living Corporation and Mellon Investor Services LLC, as Rights Agent, dated as of February 25, 2010, as the same may be supplemented or amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Capital Senior Living Corporation. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this Certificate. Capital Senior Living Corporation will mail to the holder of this Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights acquired or beneficially owned by any Person who becomes an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and their transferees will become null and void and will no longer be transferable.
With respect to Common Stock that is uncertificated and registered in book-entry form and for which there has been sent a confirmation or account statement containing the foregoing (or a substantially similar) legend, until the earlier of the Distribution Date, the Redemption Date and the Final Expiration Date, the Rights associated with the Common Stock represented by such book-entry registrations shall be represented by such Common Stock alone, and transfer of any such Common Stock shall also constitute the transfer of Rights associated with such shares of Common Stock. With respect to such certificates containing the foregoing legend, until the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.
In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock so purchased or acquired.
Notwithstanding this Section 3, the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but that do not affect the rights, duties or obligations of the Rights Agent as set forth in this Agreement) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22, the Right Certificates, whenever issued, on their face shall entitle the holders thereof to purchase such number of shares of Preferred Stock as shall be set forth therein at the price per share set forth therein (the “Purchase Price”), but the number of such shares (and the type of securities or other property issuance upon exercise of the Rights ) and the Purchase Price shall be subject to adjustment as provided herein. Notwithstanding any other provision of this Agreement to the contrary, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.
Section 5. Countersignature and Registration.
(a) The Right Certificates shall be executed on behalf of the Company in the manner provided in the by-laws of the Company for Common Stock certificates. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.
(b) Following the Distribution Date, and receipt by the Rights Agent of (i) written notice of the Distribution Date pursuant to Section 3(a), and (ii) a stockholder list and all relevant information reasonably requested by the Rights Agent pursuant to Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated for such purposes and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any quotation system on which the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14, at any time after the close of business on the Distribution Date, and prior to the close of business on the earlier of the Redemption Date and the Final Expiration Date, any Right Certificate or Right Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one-thousandths of a share of Preferred Stock (or number of shares of Common Stock or other securities, or amount of cash or other property, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. The Rights Certificates shall be transferable only on the registry books of the Rights Agent. As a condition to any transfer, split up, combination or exchange of any Right Certificate pursuant to this Section 6, the registered holder of such Right Certificate must (i) deliver to the Rights Agent a written request therefor setting forth the requested action in reasonable detail, (ii) in the case of a transfer, properly complete and duly execute the form of assignment set forth on the reverse side of such Right Certificate, (iii) provided such additional evidence of the identity of the Beneficial Owner (or any former or proposed Beneficial Owner) thereof and the Affiliates and Associates of such Beneficial Owner (or any former or proposed Beneficial Owner) as the Company or the Rights Agent shall reasonably request, (iv) have paid any tax or charge that may be imposed in connection with such transfer, split up, combination or exchange as required by Section 9 and (v) surrender such Right Certificate to the Rights Agent at the office of the Rights Agent designated for such purpose. Upon the satisfaction of the foregoing conditions, the Company shall execute and deliver to the Rights Agent, and the Rights Agent shall, manually or by facsimile, countersign and deliver to the Person entitled thereto, a Right Certificate or Right Certificates, as the case may be, as so requested. The Rights Agent shall have no duty or obligation under any Section of this Agreement requiring the payment of taxes and charges, unless and until it is satisfied that all such taxes and/or charges have been paid.
Upon receipt by the Company and the Rights Agent of (i) evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, (ii) in the case of loss, theft or destruction, indemnity or security satisfactory to them, (iii) in the case of mutilation, the original Right Certificate and (iv) at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, the Company shall execute and deliver to the Rights Agent, and the Rights Agent shall countersign and deliver to the Person entitled thereto, a Right Certificate of like tenor in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
Section 7. Exercise of Rights; Purchase Price; Final Expiration Date of Rights.
(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purposes together with payment of the Purchase Price for each one one-thousandth of one share of the Preferred Stock (or Common Stock, other securities, cash or assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 (the “Redemption Date”) or (iii) the time at which such Rights are exchanged as provided for in Section 24.

(b) The Purchase Price for each one one-thousandth of one share of the Preferred Stock pursuant to the exercise of a Right shall initially be $22.00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13, and shall be payable in lawful money of the United States of America in accordance with Section 7(c).
(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the aggregate Purchase Price for shares to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 6 in cash, or by certified check or cashier’s check payable to the order of the Company, the Rights Agent shall thereupon (i) (A) promptly requisition from any transfer agent of the Preferred Stock (or make available if the Rights Agent is the transfer agent of the Preferred Stock), certificates for the number of one one-thousandths of a share of the Preferred Stock to be purchased or, in the case of uncertificated shares or other securities, requisition from any transfer agent therefore a notice setting forth such number of shares or other securities to be purchased for which registration will be made on the stock transfer books of the Company (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests) or (B) if the Company elects to deposit Preferred Shares issuable upon exercise of the Rights hereunder with a depository agent, promptly requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) after receipt of such certificates (or notices or depositary receipts, as the case may be) cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, (iii) when necessary to comply with this Agreement, requisition from the Company or any transfer agent thereof (or make available, if the Rights Agent is the transfer agent) certificates representing the number of shares of equivalent preferred stock (or, in the case of uncertificated shares, a notice of the number of shares of equivalent preferred stock for which registration will be made on the stock transfer books of the Company) to be issued in lieu of the issuance of shares of Preferred Stock in accordance with the provisions of Section 11 when appropriate, after receipt of such certificates or notices, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, (v) when necessary to comply with this Agreement, promptly requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 or in lieu of the issuance of shares of Preferred Stock in accordance with the provisions of Section 11(a)(iii), (vi) after receipt of such certificates or depositary receipts, promptly cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (vii) when necessary to comply with this Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate and (viii) when necessary to comply with this Agreement, deliver any due bill or other instrument provided to the Rights Agent by the Company for delivery to the registered holder of such Right Certificate as provided by Section 11(l).
(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14.

(e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the purported exercise of a Right Certificate pursuant to this Section 7 unless and until the registered holder thereof shall have (i) properly completed and duly signed the election to purchase on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or any former Beneficial Owner) thereof and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent may reasonably request.
Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination, redemption or exchange shall, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
Section 9. Reservation and Availability of Shares of Preferred Stock. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock, or its authorized and issued Preferred Stock held in its treasury, the number of shares of the Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Agreement.
So long as the Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock or other securities or other property) issuable upon the exercise of the Rights may be listed on a national securities exchange or quoted on a quotation system, the Company shall use its reasonable best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for issuance upon the exercise of Rights to be listed or admitted on such exchange or quoted on such system upon official notice of issuance upon such exercise.
The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of the Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock or other securities or other property) delivered (or evidenced by registration on the stock transfer books of the Company) upon exercise of Rights shall, at the time of delivery of the certificates for (or registration of) such securities, be (subject to payment of the Purchase Price and compliance with all other provisions of this Agreement), duly and validly authorized and issued and fully paid and nonassessable shares.
The Company covenants and agrees that it will pay when due and payable any and all transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificate and of any certificates representing securities issued upon the exercise of Rights (or, if such securities are uncertificated, the registration of such securities on the stock transfer books of the Company). Notwithstanding the foregoing, neither the Company nor the Rights Agent shall have any duty or obligation to (a) pay any tax or charge that may be payable in respect of (i) any transfer, split up, combination or exchange of Right Certificates or pursuant to Section 6 or (ii) the issuance or delivery of certificates for (or the registration of) the Preferred Stock (or other securities) in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or (b) take any of the foregoing actions or any other action under this Agreement that requires the payment by a Rights holder of applicable taxes and/or charges unless and until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.
The Company shall, if legally required, (i) prepare and file, as soon as reasonably practicable following the Distribution Date, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of or exchangeable for the Rights on an appropriate form, and (ii) use its reasonable best efforts to (A) cause such registration statement to become effective as soon as reasonably practicable after such filing, and (B) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (x) the date as of which the Rights are no longer exercisable for such securities and (y) the Final Expiration Date. The Company also shall take all such action as may be required or as is appropriate under, or to ensure compliance with, the securities or “blue” sky laws of such jurisdictions as may be necessary with respect to the securities purchasable upon the exercise of or exchangeable for the Rights. The Company may temporarily suspend, for a period not to exceed 120 calendar days following the Distribution Date, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension of exercisability of Rights referred to in this paragraph, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9 and give the Rights Agent a copy of any such announcement.
Section 10. Preferred Stock Record Date. Each Person in whose name any certificate representing shares of the Preferred Stock (or other securities, as the case may be) is issued (or in which such securities are registered upon the stock transfer books of the Company) upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (or other securities, as the case may be) represented thereby on, and such certificate (or registration) shall be dated, the date upon which the Right Certificate evidencing such Rights, together with the form of election to purchase properly completed and duly executed, was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate (or registration) shall be dated, the next succeeding Business Day on which the Preferred Stock (and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind or class of securities of the Company purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a) (i) In the event the Company shall at any time after the Record Date (A) declare a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date upon exercise of a Right, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).
(ii) Subject to Section 24, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the Purchase Price in effect immediately prior to such Person becoming an Acquiring Person multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement, in lieu of the number of one one-thousandths of a share of Preferred Stock for which a Right otherwise was exercisable immediately prior to the occurrence of such event, such number of shares of Common Stock as shall equal the result obtained by (A) multiplying such Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (B) 50% of the current market price per share of the Common Stock (determined pursuant to Section 11(d)) on the date of the occurrence of such event; provided, however, that if the transaction that would otherwise give rise to the adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this sentence of Section 11(a)(ii). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights. Notwithstanding anything in this Agreement to the contrary, however, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), including, without limitation, any such Rights when held by (1) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the invalidation time, (2) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the invalidation time pursuant to either (x) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (y) a transfer that the Board determines is part of a plan, arrangement or understanding, written or otherwise, that has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), or (3) a subsequent transferee of any Person described in the foregoing clauses (1) or (2), shall be null and void without any further action and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate, or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3, Section 6 or Section 7(d) that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Associate or Affiliate whose Rights would be null and void pursuant to the provisions of this paragraph shall be cancelled.
(iii) The Company may, at its sole option and election, substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with Section 11(a)(ii) a number of shares of Preferred Stock or fraction thereof such that the current market price per share of one share of Preferred Stock multiplied by such number or fraction is equal, as nearly as practicable, to the current market price per share of one share of Common Stock. In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Board shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the “Spread”) of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with Section 11(a)(ii) (the “Current Value”) over (2) the Purchase Price in effect immediately prior to such Person becoming an Acquiring Person and (B) with respect to each Right (other than Rights that have become null and void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with Section 11(a)(ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares or fractional shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock that, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board to have substantially the same value as the shares of Common Stock (such shares of Preferred Stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value that, when added to the value of the shares of Common Stock issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board upon the advice of a nationally recognized investment banking firm selected in good faith by the Board; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within 30 calendar days following the date on which any Person becomes an Acquiring Person (the date on which any Person becomes an Acquiring Person being the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon any Person becoming an Acquiring Person, the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board so elects, the 30 calendar day period set forth above may be extended to the extent necessary, but not more than 90 calendar days after but not including the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30 calendar day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current market price per share (as determined pursuant to Section 11(d)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Common Stock Equivalent shall be deemed to equal the current market price per share of the Common Stock. The Board may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).
(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after but not including such record date) to subscribe for or purchase Preferred Stock (or shares having economically equivalent rights, privileges and preferences as the Preferred Stock

(“equivalent preferred stock”)) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price per share of the Preferred Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and equivalent preferred stock outstanding on such record date plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock to be so offered (and/or the aggregate initial conversion price of the convertible securities to be so offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock and equivalent preferred stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. In case such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.
(c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash, assets or stock (other than (i) a regular periodic cash dividend, the record date for which occurs at a time when there is no Acquiring Person, or (ii) a regular periodic cash dividend, the record date for which occurs at a time when there is an Acquiring Person, at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or (iii) a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of the Preferred Stock (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock to be so distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current market price per share of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.
(d) (i) For the purpose of any computation hereunder, the “current market price per share” of any security (a “Security”) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as herein defined) immediately prior to but not including such date; provided, however, that in the event that the current market price per share of the Security is determined during the period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into shares of such Security (other than the Rights), or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after (but not including) the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price per share shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, in either case (1) as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, (2) if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, (3) if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low ask prices in the over-the-counter market, as reported by the NASDAQ National Market System or such other system then in use, or, (4) if on any such date the Security is not quoted by any such organization, the average of the closing bid and ask prices as furnished by a professional market maker making a market in the Security selected by the Board or (5) if on any such date, no such market maker is making a market for such Security, the fair market value of the Security on such date as determined in good faith by the Board. The term “Trading Day” and derivations thereof shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
          (ii) For the purpose of any computation hereunder, if the Preferred Stock is publicly traded, the “current market price per share” of Preferred Stock shall be determined in the same manner as set forth above for Common Stock in Section 11(d)(i). If the Preferred Stock is not publicly traded or if the current market price per share of Preferred Stock cannot be determined in the manner provided above but the Common Stock is publicly traded, the “current market price per share” of Preferred Stock shall be conclusively deemed to be the current market price per share of Common Stock (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date), multiplied by one thousand. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, the “current market price per share” of Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share (other than Preferred Stock) or ten-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (A) three years from the date of the transaction that mandates such adjustment or (B) the date of the expiration of the right to exercise any Rights.
(f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company or of any Principal Party other than shares of the Preferred Stock, thereafter the number and/or kind of such other securities so receivable upon exercise of any Right (and/or the Purchase Price in respect thereof) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock (and the Purchase Price in respect thereof) contained in Section 11(a), Section 11(b), Section 11(c), Section 11(e), Section 11(h), Section 11(i) and Section 11(m), and the provisions of Section 7, Section 9, Section 10, Section 13 and Section 14 with respect to the shares of the Preferred Stock shall apply on like terms to any such other securities (and the Purchase Price in respect thereof).
(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of the Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price per one one-thousandth of a share of Preferred Stock, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest ten-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a share of the Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-millionth)

obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights (with prompt written notice thereof to the Rights Agent), indicating the record date for the adjustment to be made and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
(j) Irrespective of any adjustment or change in the Purchase Price and/or the number of one one-thousandths of a share of the Preferred Stock and/or the kinds of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share of Preferred Stock and the number and kind of securities that were expressed in the initial Right Certificates issued hereunder.
(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the shares of the Preferred Stock or below the then par value, if any, of any other securities of the Company, issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Preferred Stock, or other securities as the case may be, at such adjusted Purchase Price.
(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect (with prompt written notice of such election to the Rights Agent) to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Preferred Stock or other securities of the Company, if any, issuable upon such exercise over and above the shares of the Preferred Stock and other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of the Preferred Stock at less than the current market price, (iii) issuance wholly for cash of any shares of the Preferred Stock or securities that by their terms are convertible into or exchangeable for Preferred Stock, (iv) stock dividends on the Preferred Stock payable in Preferred Stock or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.
(n) Notwithstanding anything in this Agreement to the contrary, in the event that at any time after the Record Date and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the outstanding Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (A) the number of one one-thousandths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights that each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(n), the adjustments provided for in this Section 11(n) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).
(o) The Company agrees that, after the Share Acquisition Date, it will not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any subsidiary to take) any action if, at the time such action is taken, it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.
Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief written statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 and Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to and shall not be deemed to have knowledge of such adjustment or event unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
(a) In the event that, following the time at which any Person becomes an Acquiring Person, (i) the Company shall consolidate with, or merge with and into, any other Person (other than one or more direct or indirect wholly owned subsidiaries of the Company in a transaction that complies with Section 11(o) hereof), (ii) any Person (other than one or more direct or indirect wholly owned subsidiaries of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or its subsidiaries) aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more of its direct or indirect wholly owned subsidiaries in a transaction that complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that (A) each holder of a Right (other than Rights that have been null and void pursuant to Section 11(a)(ii)) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price in effect immediately prior to such Person becoming an Acquiring Person multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right would then be exercisable (whether or not such Right was then exercisable), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of validly issued, fully paid, non-assessable and freely tradable Senior Voting Stock (as hereinafter defined) of the Principal Party (as hereinafter defined) (including the Company as successor thereto or as the surviving corporation), unencumbered and not subject to any liens, encumbrances, rights of call or first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying such Purchase Price by the then number of one one-thousandths of share of Preferred Stock for which a Right would then be exercisable (whether or not such Right was then exercisable) and dividing that product by (2) 50% of the current market price per share of the Senior Voting Stock of such Principal Party (determined in the manner described in Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; provided that the Purchase Price and the number of shares of Senior Voting Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in Section 11(f) to reflect any events occurring in respect of such Principal Party after the date of such consolidation, merger, sale or transfer; (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply to such Principal Party following the occurrence of such consolidation, merger, sale or transfer and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Senior Voting Stock in accordance with Section 9, with each reference to Preferred Stock in Section 9 being deemed to be a reference to the shares of its Senior Voting Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Senior Voting Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right (other than Rights that have been null and void pursuant to Section 11(a)(ii)) shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property that such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Senior Voting Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.
(b) “Principal Party” shall mean (i) in the case of any transaction described in Section 13(a)(i) or Section 13(a)(ii), (A) the Person (including the Company as the continuing or surviving corporation of a transaction described in Section 13(a)(ii)) that is the issuer of any securities into which shares of Common Stock are converted in such merger or consolidation, (or, if there is more than one such issuer, the issuer of such securities that has the greatest aggregate market value of securities outstanding), or (B) if no securities are so issued, (1) the Person that is the other party to the merger if such Person survives said merger (or, if there is more than one such Person, such Person who has the greatest aggregate market value of securities outstanding) or (2) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (3) the Person resulting from the consolidation; and (ii) in the case of any transaction described in Section 13(a)(iii), the Person that is the other party to such transaction or, if more than one, the Person that is the party receiving the greatest portion of the assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or its subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that in any such case, if the Senior Voting Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (A) if such Person is a direct or indirect subsidiary of another Person the Senior Voting Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person; or (B) if such Person is a subsidiary, directly or indirectly, of more than one Person and the Senior Voting Stock of any two or more of such Persons is and has been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of the Senior Voting Stock having the greatest aggregate market value of shares outstanding; or (C) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the owners having an interest in such joint venture as if such joint venture were a subsidiary of both or all of such joint venturers and the Principal Party in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such joint venture bear to the total of such interests. “Senior Voting Stock” shall mean the capital stock (or equity interest) of the Principal Party with the greatest voting power.
(c) The Company shall not consummate any such consolidation, merger, sale or transfer referenced in clauses (i), (ii) and (iii) of Section 13(a) unless prior thereto the Company and such Principal Party or Parties shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and Section 13(b) and further providing that, as soon as practicable after the date of any such consolidation, merger or sale or transfer of assets, the Principal Party or Parties (i) will prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and use its best efforts (A) to cause such registration statement to become effective as soon as practicable after such filing, (B) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and (C) to similarly comply with applicable state securities laws, and list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange; (ii) will deliver to holders of the Rights historical financial statements for the Principal Party or Parties and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and (iii) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.
(d) If the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred in clauses (i), (ii) and (iii) of Section 13(a), shares of Senior Voting Stock or Senior Voting Stock equivalents of such Principal Party at less than the then-current market price per share thereof (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, Senior Voting Stock or Senior Voting Stock equivalents of such Principal Party at less than such then-current market price or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Senior Voting Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company hereby covenants and agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.
(e) The Company covenants and agrees that it shall not, at any time after a Person first becomes an Acquiring Person, enter into any transaction referred in clauses (i), (ii) and (iii) of Section 13(a) if (i) at the time of or immediately after such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements that, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a consolidation, merger, sale or transfer referenced in clauses (i), (ii) or (iii) of Section 13(a) occurs at any time after the occurrence of a Person becoming an Acquiring Person, except for Rights that have become null and void pursuant to Section 11(a)(ii), Rights that shall not have been previously exercised will cease to be exercisable in the manner provided in Section 11(a)(ii) and will thereafter be exercisable in the manner provided in Section 13(a).
Section 14. Fractional Rights and Fractional Shares.
(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates, with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, in either case (i) as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or (ii) if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported by the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or (iii) if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low ask prices in the over-the-counter market, as reported by the NASDAQ National Market System or such other system then in use, or (iv) if on any such date the Rights are not quoted by any such organization, the average of the closing bid and ask prices as furnished by a professional market maker making a market in the Rights, selected by the Board or (v) if on any such date, no such market maker is making a market in the Rights, the fair market value of the Rights on such date as determined in good faith by the Board.
(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise or exchange of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of shares of Preferred Stock. In lieu of fractional shares that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Preferred Stock. For purposes of this Section 14(b), the current market value of a whole share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange).
(c) The Company shall not be required to issue fractions of shares of Common Stock upon exercise or exchange of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares, the Company shall pay to the registered holders of Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For purposes of this Section 14(c), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange).
(d) The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided in this Section 14).
(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.
Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent herein, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, any registered holder of Common Stock), without the consent of the Rights Agent or of the registered holder of any other Right Certificate (or, prior to the Distribution Date, any other registered holder of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce this Agreement, or otherwise act in respect of such holder’s right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, by such certificate or book entry evidencing the Common Stock) in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the registered holders of Rights, it is specifically acknowledged that the registered holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.
Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the Company’s or the Rights Agent’s inability to perform any of their respective obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.
Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a) prior to the Distribution Date, the Rights will be evidenced by the certificates of Common Stock registered in the names of the holders thereof (or if the shares of Common Stock are uncertificated, by the registration of the associated shares of Common Stock on the stock transfer books of the Company), and the Rights will be transferable only in connection with the transfer of the Common Stock;
(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed;
(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate is registered (or, prior to the Distribution Date, each registered holder of Common Stock) as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificates made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;
(d) this Agreement may be supplemented or amended from time to time in accordance with its terms; and
(e) the power and authority delegated to the Board pursuant to this Agreement shall be exclusive and shall be as set forth in Section 30.
Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 23, Section 24 or Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and other disbursements (including but not limited to counsel fees and disbursements) incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted to be done by the Rights Agent in connection with the acceptance, administration and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability in the premises and the enforcement of this indemnification. The provisions of this Section 18 and of Section 20 shall survive the termination of this Agreement, the exercise of or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.
The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons or otherwise upon the advice of counsel as set forth in Section 20. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing.
Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.
Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the appropriate business of the Rights Agent or any successor Rights Agent shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with such advice or opinion.
(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of “current market price per share”) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.
(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to the aggregate amount of fees paid by the Company to the Rights Agent.
(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of Rights (including any Rights becoming null and void pursuant to Section 11(a)(ii)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, Section 11, Section 13, Section 23 or Section 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of the Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of the Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.
(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after but not including the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.
(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not

Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.
(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).
(j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates that the Rights are beneficially owned by an Acquiring Person or an Affiliate or Associate thereof or (ii) any other actual or suspected irregularity exists, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company, and will thereafter take further action with respect thereto only in accordance with the Company’s written instructions.
(k) The Rights Agent shall have no responsibility to the Company, any holders of Rights or any holders of shares of Preferred Stock or other securities for interest or earnings on any monies held by the Rights Agent pursuant to this Agreement, except as otherwise may specifically be agreed to in a separate writing by the Company and the Rights Agent.
(l) The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including, but not limited to, a Distribution Date, a Redemption Date, any adjustment of the Purchase Price, the existence of an Acquiring Person or any other event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.
Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock and the Preferred Stock, by registered or certified mail. In the event the transfer agency relationship in effect between and be discharged from its duties under this Agreement as of the effective date of such termination. the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock, by registered or certified mail. The Company will provide notice of any resignation (including any automatic resignation) or removal of any Rights Agent to the holders of the Right Certificates by first class mail as soon as practicable after such event. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person (or an Affiliate of such a Person) organized and doing business under the laws of the United States or of any state of the United States, in good standing, that is authorized under such laws to exercise corporate trust powers or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Stock following the Distribution Date and prior to the Final Expiration Date, the Company may, with respect to shares of Common Stock so issued or sold pursuant to (a) the exercise of stock options, (b) under any employee plan or arrangement, (c) the exercise, conversion or exchange of securities (other than Rights), notes or debentures issued by the Company or (d) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate will be issued if, and to the extent that, in its good faith judgment the Board determines that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.

Section 23. Redemption.
(a) The Board may, at its option, at any time prior to the close of business, on the earlier of (i) the Share Acquisition Date or (ii) the Final Expiration Date, redeem all but not less than all of the then-outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price of the Common Stock at the time of redemption as determined pursuant to Section 11(d)(i)) or any other form of consideration deemed appropriate by the Board, or any combination thereof. The Company may, at its option, combine the payment of the Redemption Price with any other payment being made concurrently to holders of Common Stock and, to the extent that any such other payment is discretionary, may reduce the amount thereof on account of the concurrent payment of the Redemption Price. If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form of consideration deemed appropriate by the Board) at the time of redemption, the Company will pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.
(b) If the Company receives a Qualified Offer and the Board has not redeemed the outstanding Rights or exempted such Qualified Offer from the terms of this Agreement or called a special meeting of stockholders for the purpose of voting on whether or not to exempt such Qualified Offer from the terms of this Agreement, in each case by the end of 90 days following the commencement of such Qualified Offer, and if the Company receives, not earlier than 90 days nor later than 120 days following the commencement of such Qualified Offer, a written notice complying with the terms of this Section 23(b) (the “Special Meeting Notice”), properly executed by the holders of record (or their duly authorized proxy) of 10% or more of the shares of Common Stock then outstanding (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates), directing the Board to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution authorizing the redemption of all, but not less than all, of the then-outstanding Rights at the Redemption Price (the “Redemption Resolution”), then the Board shall take such actions as are necessary or desirable to cause the Redemption Resolution to be submitted to a vote of stockholders within 90 Business Days following receipt by the Company of the Special Meeting Notice (the “Special Meeting Period”), including by including a proposal relating to adoption of the Redemption Resolution in the proxy materials of the Company for the Special Meeting; provided, however, that if the Company, at any time during the Special Meeting Period and prior to a vote on the Redemption Resolution, enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any Special Meeting called in connection therewith may be cancelled) if the Redemption Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement or if the Board has irrevocably determined to redeem the Rights or terminate this Agreement in connection with the closing of the transaction contemplated by the Definitive Acquisition Agreement. For purposes of a Special Meeting Notice, the record date for determining eligible holders of record of the Common Stock shall be the 90th day following the commencement of a Qualified Offer. Any Special Meeting Notice must be delivered to the

Secretary of the Company at the principal executive offices of the Company and must set forth, as to the stockholders of record executing such Special Meeting Notice, (i) the name and address of such stockholders, as they appear on the Company’s books and records, (ii) the number of shares of Common Stock that are owned of record by each of such stockholders and (iii) in the case of Common Stock that is beneficially owned by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Notice only after obtaining instructions to do so from such beneficial owner. Subject to the requirements of applicable law, the Board may take a position in favor of or opposed to the adoption of the Redemption Resolution, or no position with respect to the Redemption Resolution, as it determines to be appropriate in the exercise of its fiduciary duties. In the event that (A) no Person has become an Acquiring Person prior to the effective date of redemption referred to below in this sentence, (B) the Qualified Offer continues to be a Qualified Offer prior to the last day of the Special Meeting Period (the “Outside Meeting Date”) and (C) either (1) the Special Meeting is not held on or prior to the Outside Meeting Date or (2) at the Special Meeting at which a quorum is present, the holders of a majority of the shares of Common Stock outstanding as of the record date for the Special Meeting selected by the Board (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates) vote in favor of the Redemption Resolution, then all of the Rights shall automatically be redeemed at the Redemption Price (unless the Board shall have first taken such other irrevocable action as may be necessary to prevent the existence of the Rights from interfering with the consummation of the Qualified Offer), such redemption to be effective, as the case may be, (x) as of the close of business on the Outside Meeting Date if a Special Meeting is not held on or prior to such date or (y) if a Special Meeting is held on or prior to the Outside Meeting Date, as of the date on which the results of the vote adopting the Redemption Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting.
(c) Immediately upon the effectiveness of the action of the Board ordering the redemption of the Rights pursuant to Section 23(a) or the effectiveness of a redemption of the Rights pursuant to Section 23(b), in either case, and without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price, without interest thereon. The Company shall promptly give public notice of any such redemption and, within ten calendar days after such action causing a redemption of the Rights pursuant to Section 23(a) or Section 23(b), the Company shall mail a notice of redemption to all the holders of the then-outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Notwithstanding the foregoing, the failure to give, or any defect in, any notice required to be made or given pursuant to this Section 23(c) shall not affect the validity of the redemption of the Rights.
(d) Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24, and other than in connection with the repurchase of Common Stock prior to the Distribution Date.

Section 24. Exchange.
(a) The Board may, at its sole option and election, at any time after any Person becomes an Acquiring Person, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of 50% or more of the voting power of the shares of Common Stock then outstanding. From and after the occurrence of an event specified in Section 13(a), any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be only exercisable in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board may establish at its sole option and election.
(b) Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights pursuant to Section 24(a), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange and within ten calendar days of such action pursuant to Section 24(a), the Company shall mail a notice of any such exchange by first class mail to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights. Notwithstanding the foregoing, the failure to give, or any defect in, any notice required to be made or given pursuant to this Section 24(b) shall not affect the validity of the exchange of Rights.
(c) The Company may, at its option, substitute for a share of Common Stock issuable upon the exchange of Rights in accordance with Section 24(a), (i) a number of shares of Preferred Stock (or equivalent preferred stock) or fraction thereof such that the current market price per share of one share of Preferred Stock (or equivalent preferred stock) multiplied by such number or fraction is equal to the current market price per share of one share of Common Stock, (ii) cash, (iii) debt securities of the Company, (iv) other assets or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board, equal to the current market value of one share of Common Stock on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 24.

Section 25. Notice of Certain Events. In case the Company shall propose at any time following the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), (b) to offer to the holders of its Preferred Stock rights, options or warrants to subscribe for or to purchase any additional shares of the Preferred Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Preferred Stock), (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its subsidiaries) of the Company and its subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more of its wholly owned subsidiaries), (e) to effect the liquidation, dissolution or winding up of the Company or (f) to declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or to effect a subdivision, combination or consolidation of the shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock), then, in each such case, the Company shall give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten calendar days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or the Preferred Stock, whichever shall be the earlier. In case the event set forth in Section 11(a)(ii) or Section 13 shall occur, then the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13, as applicable.
Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:
Capital Senior Living Corporation
14160 Dallas Parkway, Suite 300
Dallas, Texas 75254
Attention: Corporate Secretary
Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
Mellon Investor Services LLC
600 N. Pearl Street, Suite 1010
Dallas, Texas 75201
With a copy to:
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd
Jersey City, NJ 07310
Attention: Legal Department
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of Common Stock) shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
Section 27. Supplements and Amendments. Prior to the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to this Section 27, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights or Common Stock. From and after the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to this Section 27, the Company, by action of the Board, may from time to time and in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement in any respect without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (c) shorten or lengthen any time period hereunder, or (d) otherwise change, amend, or supplement any provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall (i) adversely affect the interests of the holders of Rights as such (other than Rights that have become null and void pursuant to Section 11(a)(ii) hereof) (ii) cause this Agreement to become amendable other than in accordance with this Section 27 or (iii) cause the Rights to again become redeemable. Without limiting the foregoing, the Company, by action of the Board, may at any time when the Rights are redeemable, amend this Agreement to make the provisions of this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent will execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations, or immunities under this Agreement. Notwithstanding anything in this Agreement to the contrary, the limitations on the ability of the Board to amend this Agreement set forth in this Section 27 shall not affect the power or ability of the Board to take any other action that is consistent with its fiduciary duties under Delaware law, including, without limitation, accelerating or extending the Final Expiration Date or making any other amendment to this Agreement that is permitted by this Section 27 or adopting a new stockholder rights plan with such terms as the Board determines in its sole discretion to be appropriate.
Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.
Notwithstanding anything in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.
Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock).
Section 30. Determinations and Actions by the Board of Directors of the Company. The Board shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement (including, without limitation, Section 27, this Section 30 and other provisions hereof relating to its powers or authority hereunder) and (b) make all determinations and calculations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination contemplated by Section 1(a) or a determination to redeem or not redeem the Rights, to exchange or not exchange the Rights, or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other Persons and (y) not subject any director of the Company to any liability to the Rights Agent, the holders of the Rights or any other Person. The Rights Agent is entitled always to assume that the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.
Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that, if such excluded provision shall affect the rights, immunities, duties or obligations of the Rights Agent hereunder, the Rights Agent shall be entitled to resign immediately; and provided further, that nothing contained in this Section 31 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, null and void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction. Without limiting the foregoing, if any provision requiring a specific group of directors of the Company to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the full Board in accordance with applicable law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws (as each may be amended from time to time).
Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that with respect solely to matters regarding the rights, duties, obligations and immunities of the Rights Agent hereunder, the laws of the State of New York shall govern without regard to its conflict of laws principles.
Section 33. Descriptive Headings; References; Calculation of Time Periods. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Except as otherwise specifically provided, any reference to any section or exhibit will be deemed to refer to such section of or exhibit to this Agreement. Each reference in this Agreement to a period of time following or after a specified date or event shall be calculated without including such specified date or the day on which such specified event occurs.
Section 34. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
{Remainder of Page Left Intentionally Blank}

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:			CAPITAL SENIOR LIVING CORPORATION

By:		/s/ David R. Brickman	By:		/s/ Lawrence A. Cohen

	Name:	David R. Brickman		Name:	Lawrence A. Cohen
	Title:	Vice President,Secretary and General Counsel		Title:	Chief Executive Officer

MELLON INVESTOR SERVICES LLC

			By:		/s/ Ann Peters

				Name:	Ann Peters
				Title:	Vice President and Relationship Manager

Exhibit A
FORM OF
CERTIFICATE OF DESIGNATION
of
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
CAPITAL SENIOR LIVING CORPORATION
Pursuant to Section 151 of the
Delaware General Corporation Law
CAPITAL SENIOR LIVING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:
That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the said Corporation, as amended, the said Board of Directors as of March 8, 2000, adopted the following resolution creating a series of shares of Preferred Stock designated as “Series A Junior Participating Preferred Stock”:
RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:
Series A Junior Participating Preferred Stock
1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as “Series A Junior Participating Preferred Stock,” and the number of shares constituting such series shall be 65,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.
2. Dividends and Distributions.

Exhibit A — Page 1

(A) Subject to the prior and superior right of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash in an amount per share (rounded to the nearest cent) equal to the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”) since the earlier of (i) the date of the immediately preceding dividend payment or (ii) the date of the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The “Adjustment Number” shall initially be 1,000. If the Corporation shall at any time after March 9, 2000 (the “Rights Declaration Date”), (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).
(C) The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.
3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:
(A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.
(B) Except as required by law and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
4. Certain Restrictions.

Exhibit A — Page 2

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;
(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or
(iii) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.
6. Liquidation, Dissolution or Winding Up.
(A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the “Series A

Exhibit A — Page 3

Liquidation Preference”) equal to the greater of (i) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.
(B) If, however, there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.
(C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.
7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
8. No Redemption. Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Company.
9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends, and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.
10. Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.
11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s factional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

Exhibit A — Page 4

IN WITNESS WHEREOF, the undersigned has executed this Certificate this                                          day of March, 2000.

CAPITAL SENIOR LIVING CORPORATION
By:
Name:
Title:

Exhibit A — Page 5

Exhibit B
Form of Right Certificate

Certificate No. R-	Rights
NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT) OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT, AT THE OPTION OF THE COMPANY, TO REDEMPTION AT $0.001 PER RIGHT OR TO EXCHANGE, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS AND THEIR AFFILIATES AND ASSOCIATES (AS SUCH TERMS ARE DEFINED IN SECTION 1 OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.
Right Certificate
CAPITAL SENIOR LIVING CORPORATION
This certifies that                                          , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of February 25, 2010 (the “Rights Agreement”) between CAPITAL SENIOR LIVING CORPORATION, a Delaware corporation (the “Company”), and MELLON INVESTOR SERVICES LLP, a New Jersey limited liability company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the close of business (as such term is defined in the Rights Agreement) on the Final Expiration Date (as defined in the Rights Agreement at the office of the Rights Agent, or its successors as Rights Agent, designated for such purposes, one one-thousandth of one fully paid and non-assessable share of the Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $22.00 per one one-thousandth of one share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Preferred Stock that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of                     , based on the shares of the Preferred Stock of the Company as constituted at such date.

Exhibit B — Page 1

As provided in the Rights Agreement, the Purchase Price, the number and kind or class of shares of stock of the Company that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office of the Rights Agent.
This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purposes, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of the Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.
If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be (i) redeemed by the Company at its option at a redemption price of $0.001 per Right or (ii) exchanged by the Company in whole or in part for shares of Preferred Stock or Common Stock, par value $0.01 per share, of the Company.
No fractional shares of the Preferred Stock or Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of one share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.
No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

Exhibit B — Page 2

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of                     , 2010.

Attest:		CAPITAL SENIOR LIVING CORPORATION
By:		By:
	Name:		Name:
	Title:		Title:

Countersigned:	MELLON INVESTOR SERVICES LLC, as Rights Agent
By:
Name:
Title:

Exhibit B — Page 3

[Form of Reverse Side of Right Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Right Certificate)
     FOR VALUE RECEIVED                                                    hereby
sells, assigns and transfers unto

(Please print name and address of transferee)
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                           Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated:                           , 20

Signature

(Signature must conform in all respects to the name of holder as written upon the face of this Right Certificate, without alteration or enlargement or any change whatsoever.)
Signature Guaranteed:
Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

(to be completed if applicable)
The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Exhibit B — Page 4

FORM OF ELECTION TO PURCHASE
(To be executed by the registered holder if such holder desires to exercise the Right Certificate)
TO: CAPITAL SENIOR LIVING CORPORATION
The undersigned hereby irrevocably elects to exercise                                           Rights represented by this Right Certificate to purchase the shares of the Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:
[Please insert social security or other identifying number]

(Please print name and address)
If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
[Please insert social security or other identifying number]

(Please print name and address)
Dated:                           , 20

Signature

(Signature must conform in all respects to the name of holder as written upon the face of this Right Certificate, without alteration or enlargement or any change whatsoever.)
Signature Guaranteed:
Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

(to be completed if applicable)
The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Exhibit B — Page 5

Exhibit C
CAPITAL SENIOR LIVING CORPORATION
SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK
On February 24, 2010, the Board of Directors of CAPITAL SENIOR LIVING CORPORATION (the “Company”) declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The distribution is payable on March 9, 2010 to the stockholders of record on March 8, 2010 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $22.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated February 25, 2010 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”).
A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated February 26, 2010. Copies of the Rights Agreement are available free of charge from the Rights Agent. The following summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.
Until the close of business on the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate (or in the case of uncertificated shares of Common Stock, by the registration of such shares on the transfer books of the Company) with a copy of this Summary of Rights. The “Distribution Date” will be the earlier to occur of:
(i)
the tenth calendar day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding shares of the Common Stock (the “Share Acquisition Date”); and

(ii)
the tenth business day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any such person or group becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent to commence, by any such person or group, a tender or exchange offer the consummation of which would result in any such person or group becoming an Acquiring Person.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued, or, in the case of newly issued uncertificated

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shares of Common Stock, confirmations and account statements sent, after the Record Date, upon transfer or new issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Record Date, even without a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
The Rights are not exercisable until the Distribution Date. The Rights will expire on the earlier of (i) March 8, 2013 and (ii) March 8, 2011, if and only if Stockholder Approval has not been obtained on or prior to such date (as applicable, the “Final Expiration Date”) unless the Final Expiration Date is extended or unless earlier redeemed or exchanged by the Company, in each case as described below.
Each share of Preferred Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a dividend payment per share equal to an aggregate dividend of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferential liquidation payment of $1.00 per share (plus any accrued and unpaid dividends), but will be entitled to receive an aggregate liquidation payment equal to 1,000 times the payment made on one share of Common Stock.
Each share of Preferred Stock will have 1,000 votes voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per one share of Common Stock. The Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Stock dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.
The Purchase Price payable, and the number of shares of the Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above).
The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in

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shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.
In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the Purchase Price, that number of shares of the senior voting stock of the acquiring company that at the time of such transaction would have a market value of two times the Purchase Price. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be null and void), will thereafter have the right to receive upon exercise that number of shares of the Common Stock having a market value of two times the Purchase Price.
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock or Common Stock, as applicable, on the last trading date prior to the date of exercise.
At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group that will have become null and void) in whole or in part, at an exchange ratio of one share of Common Stock (or, if there is an insufficient number of issued but not outstanding or authorized but unissued shares of Common Stock to permit such exchange, then one one-thousandth of a Preferred Share) per Right (subject to adjustment).
At any time prior to 5:00 p.m. Dallas, Texas time on the earlier of (i) the Share Acquisition Date and (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). In addition, if a Qualified Offer (as described below) is made, the record holders of 10% or more of the outstanding shares of Common Stock may direct the Board of Directors of the Company to call a special meeting of stockholders to consider a resolution authorizing a redemption of all Rights. If the special meeting is not held within ninety (90) days of being called or if, at the special meeting, the holders of a majority of the shares of Common Stock outstanding (other than shares held by the offeror and its affiliated and associated persons) vote in favor of the redemption of the Rights, then the Board of Directors of the Company will redeem the Rights or take such other action as may be necessary to prevent the Rights from interfering with the consummation of the Qualified Offer.
A Qualified Offer is an offer determined by a majority of the independent directors on the Board of Directors of the Company to be a fully financed offer for all outstanding shares of Common Stock at a per-share offer price that exceeds the greatest of certain price thresholds

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specified in the Rights Agreement and that the Board of Directors of the Company, upon the advice of a nationally recognized investment banking firm, does not deem to be either unfair or inadequate. A Qualified Offer is conditioned upon a minimum of at least two-thirds of the outstanding shares of Common Stock not held by the offeror (and its affiliated and associated persons) being tendered and not withdrawn, with a commitment to acquire all shares of Common Stock not tendered for the same consideration. If the Qualified Offer includes non-cash consideration, such consideration must consist solely of freely tradeable common stock of a publicly traded company, and the Board of Directors of the Company and its representatives must be given access to conduct a due diligence review of the offeror to determine whether the consideration is fair and adequate. A Qualified Offer must also remain open for at least one hundred twenty (120) days following commencement.
Immediately upon the action of the Board of Directors of the Company to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price, or the shares of Common Stock or Preferred Stock exchangeable for the Rights, as applicable.
Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, liquidation rights, the right to vote or to receive dividends.

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